UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

AMENDMENT NO. 1 TO

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 6, 2023 (January 16, 2023)

LATHAM GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40358	83-2797583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

787 Watervliet Shaker Road Latham, NY 12110
(Address of principal executive offices) (Zip Code)

(800) 833-3800
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SWIM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

Latham Group, Inc. (the “Company”) is filing this Current Report on Form 8-K/A (Amendment No. 1) (the “Amendment”) solely to update certain information in Item 5.02 of its Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 19, 2023 (the “Original Form 8-K”), that was not determined as of the filing of the Original Form 8-K. Solely the third paragraph of Item 5.02 of the Original Form 8-K is hereby amended, and an additional exhibit is being filed herein in Item 9.01. No other items or disclosures in the Original Form 8-K are being amended and they have not been restated herein.

Item 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 6, 2023, J. Mark Borseth entered into an employment agreement with the Company, effective as of February 13, 2023 (the “Borseth Employment Agreement”). The Borseth Employment Agreement will expire on August 13, 2013, unless terminated earlier.

The Borseth Employment Agreement provides for (i) an annual base salary of $425,000, (ii) participation in the Company’s annual cash incentive bonus program for 2023, with a target bonus of 60% of his base salary, to be prorated based on the number of days worked by Mr. Borseth for the Company in 2023, (iii) a one-time cash signing bonus of $50,000, (iv) limited perquisites provided to Company executives (except he will not receive an auto allowance), and (v) eligibility to participate in the Company’s employee benefit plans and programs generally available to Company executives. Mr. Borseth will not participate in the Company’s long-term equity incentive program.

If Mr. Borseth’s employment is terminated by the Company without cause or he resigns for good reason, in each case as defined in the Borseth Employment Agreement, then Mr. Borseth shall receive (i) any remaining unpaid base salary (that would have been paid through August 13, 2023), subject to a general release of claims; (ii) payment of 70% of COBRA premiums for the remainder, if any, of the nine-month period specified in the Retirement Agreement (defined below); and (iii) earned paid time off. In addition, Mr. Borseth will be entitled to accrued benefits.

In connection with his transition in 2022 from Chief Financial Officer to a non-executive Strategic Officer, the Company previously entered into a retirement agreement with Mr. Borseth, dated June 12, 2022 (the “Retirement Agreement”), the terms of which are summarized in the Company’s Current Report on Form 8-K filed on June 14, 2022. The Borseth Employment Agreement specifies that except as expressly prohibited in the Borseth Employment Agreement, the Retirement Agreement remains in full force and effect, including without limitation, the confidentiality, non-disparagement, non-competition and non-solicitation provisions set forth therein.

The foregoing description of the Borseth Employment Agreement and Retirement Agreement do not purport to be complete and each is qualified in its entirety by reference to the full text of the Borseth Employment Agreement and Retirement Agreement, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*	Employment Agreement by and between J. Mark Borseth and Latham Group, Inc., dated February 6, 2023

10.2*	Retirement Agreement by and between J. Mark Borseth and Latham Pool Products, Inc., dated June 12, 2022 (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 11, 2022 (File No. 001-40358))

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Indicates management contract or compensatory plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2023

LATHAM GROUP, INC.

By:	/s/ Scott M. Rajeski
Name:	Scott M. Rajeski
Title:	Chief Executive Officer and President

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